Exhibit 99.1

Talon International, Inc. Reports 2015 First Quarter Financial Results

May 11, 2015 - LOS ANGELES, CA -  Talon International, Inc. (OTCQB: TALN), a leading global supplier of zippers, apparel fasteners, trim and stretch technology products, reported financial results for the first quarter ended March 31, 2015.

Highlights

●	Sales in Q1 2015 were $10.8 million, a 4.7% decrease over Q1 2014

●	Talon Tekfit stretch technology posted sales gains of $411,000

Financial Results

Sales for the quarter ended March 31, 2015 were $10.8 million, reflecting a decline of $535,000 or 4.7% as compared to the same period in 2014, which was consistent with the Company’s expectations. Talon Zipper sales for the quarter were $386,000 lower than the same period in 2014 and decreased by $655,000 within our mass merchandising brand customers, which was offset by a $269,000 increase in sales to our specialty retail brands customers as compared to 2014. Talon Trim revenues declined by $559,000 compared to the same period in 2014. Substantially all Talon Trim sales are to the Company’s specialty retail branded customers. Talon Tekfit sales increased by $411,000 compared to the same period in 2014, mainly due to new Talon Tekfit programs and customers.

Sales during the first quarter of 2015 were negatively impacted by a fewer number of available work days throughout the Asia regions due to the timing of the Lunar New Year holidays, impacting the timing of customers’ order placements and limitations on our ability to fulfill those orders during the quarter. This timing element, along with a significantly higher volume of orders booked in the quarter, resulted in a 37% increase in open orders at the end of the first quarter of 2015 as compared to the same period of 2014.

"In comparison to a strong first quarter last year, we’re pleased with the overall results of the quarter, considering the challenges in the mass merchandising segment and the reduced number of work days in the Asian markets,” stated Larry Dyne, Talon's Chief Executive Officer. “As we look ahead, we’re encouraged by strong product bookings and our renewed focus on meeting the Company’s strategic objectives, including expanding our geographic footprint and working with customers to move into emerging markets and territories. Our leadership team is committed to being customer-centric, as well as creating efficiencies that will benefit the bottom line.”

Gross profit for the three months ended March 31, 2015 was $3.6 million (or 33.0% of sales), reflecting a reduction of $171,000 as compared to the same period in 2014. The reduction in gross profit for the quarter, as compared to the prior year, was principally attributable to lower overall sales volumes.

Operating expenses for the three months ended March 31, 2015 were $3.7 million, reflecting a slight increase of $117,000 as compared to the same period in 2014, driven mainly by higher sales and marketing expenses. Sales and marketing expenses for the first quarter 2015 totaled $1.6 million, an increase of $227,000 as compared to the same period in 2014, mainly due to higher compensation, travel, communications and related expenses as well as increased new product development costs. General and administrative expenses for the first quarter 2015 were lower by $110,000, mainly due to lower facilities and related expenses and lower depreciation expenses, totaling $2.1 million as compared to $2.2 million for the same period in 2014, and remained flat at 19.1% as a percentage of sales in both periods.

Net loss for the quarter ended March 31, 2015 was $159,000 as compared to net income of $17,000 for the same period in 2014.

Conference Call

Talon International will hold a conference call on Monday, May 11, 2015, to discuss its first quarter financial results for 2015. Talon's CEO, Larry Dyne, will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Monday, May 11, 2015

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic callers: 1-888-349-0091

International callers: 1-412-902-4297

Conference ID#: TALON

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until June 11, 2015. The toll-free replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international. Pin number 10064448.

About Talon International, Inc.

Talon International, Inc. is a major supplier of custom zippers, complete trim solutions and Tekfit stretch technology products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers worldwide. Talon develops, manufactures and distributes custom zippers exclusively under its Talon® brand (“The World’s Original Zipper Since 1893”); designs, develops, manufactures, and distributes complete apparel trim solutions and products; and provides stretch technology for specialty waistbands, shirt collars, and other items all under its trademark and world renowned brands, Talon®, and TekFit® to major apparel brands and retailers. Leading retailers worldwide recognize and use Talon products including VF Corporation, American Eagle, Abercrombie and Fitch, Polo Ralph Lauren, Kohl’s, JC Penney, FatFace, Victoria’s Secret, Wal-Mart, Phillips-Van Heusen, Levi Strauss & Co., Express and many others. The company is headquartered in the greater Los Angeles area, and has offices and facilities throughout the United States, United Kingdom, Hong Kong, China, Taiwan, Vietnam, India, Indonesia and Bangladesh.

Forward Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on market growth, changing trends in apparel retailing, new product introductions, expansion into new geographic markets, and the Company's ability to execute on its sales strategies, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$10,808,422	$11,343,118
Cost of goods sold	7,244,515	7,608,162
Gross profit	3,563,907	3,734,956
Sales and marketing expenses	1,642,234	1,415,690
General and administrative expenses	2,067,492	2,177,071
Total operating expenses	3,709,726	3,592,761

Income (loss) from operations	(145,819)	142,195
Interest expense, net	94,419	111,271
Income (loss) before provision for income taxes	(240,238)	30,924
Provision for (benefit from) income taxes, net	(81,015)	13,659
Net income (loss)	$(159,223)	$17,265

Basic and diluted net income (loss) per share	$(0.00)	$0.00

Weighted average number of common shares outstanding - Basic	92,267,831	91,804,752

Weighted average number of common shares outstanding - Diluted	92,267,831	93,431,832

Net income (loss)	$(159,223)	$17,265
Other comprehensive income from foreign currency translation	279	1,092
Total comprehensive income (loss)	$(158,944)	$18,357

TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,651,778	$2,603,138
Accounts receivable, net	4,317,539	3,019,749
Inventories, net	972,181	506,272
Current deferred income tax assets, net	650,512	746,370
Prepaid expenses and other current assets	638,774	551,775
Total current assets	8,230,784	7,427,304

Property and equipment, net	733,457	584,586
Intangible assets, net	4,302,578	4,300,084
Deferred income tax assets, net	5,513,093	5,374,468
Other assets	447,590	416,035
Total assets	$19,227,502	$18,102,477

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,449,571	$6,191,954
Accrued expenses	2,364,616	2,403,563
Revolving credit loan	1,700,000	1,500,000
Current portion of term loan payable	1,716,667	1,816,667
Total current liabilities	13,230,854	11,912,184

Term loan payable, net of current portion	762,500	1,016,667
Deferred income tax liabilities	12,242	13,961
Other liabilities	193,247	26,077
Total liabilities	14,198,843	12,968,889

Stockholders’ Equity:
Common Stock, $0.001 par value, 300,000,000 shares authorized; 92,267,831 shares issued and outstanding at March 31, 2015 and December 31, 2014	92,268	92,268
Additional paid-in capital	64,229,269	64,175,254
Accumulated deficit	(59,409,332)	(59,250,109)
Accumulated other comprehensive income	116,454	116,175
Total stockholders’ equity	5,028,659	5,133,588
Total liabilities and stockholders’ equity	$19,227,502	$18,102,477